Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S−8 of our reports dated March 12, 2010 relating to the consolidated financial statements of Ivanhoe Energy Inc. and the effectiveness of Ivanhoe Energy Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10−K of Ivanhoe Energy Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada
Dated: August 20, 2010